UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2011

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-1158172	54-1955550

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Agreement and Plan of Merger
On August 11, 2011, comScore, Inc., a Delaware corporation (the “Company” or “comScore”) entered into a definitive Amended and Restated Agreement and Plan of Merger (as amended and restated, the “Merger Agreement”), dated as of August 11, 2011, by and among comScore, AdXpose, Inc. a Delaware corporation (“AdXpose”), CS Ad Solutions, LLC, a Delaware limited liability company and wholly owned subsidiary of comScore (“Merger Sub”), Draper Associates, L.P., Draper Fisher Jurvetson Fund IX, L.P., Draper Fisher Jurvetson Partners IX, LLC, and Draper Fisher Jurvetson Fund IX, L.P., as Stockholder Representative. The Merger Agreement amends and restates in its entirety the terms and conditions of that certain Agreement and Plan of Merger dated August 3, 2011 among the same parties (the “Original Merger Agreement”). All of the material terms and conditions of the Original Merger Agreement remain effective except:
•	$4.3 million of the aggregate merger consideration shall be payable in cash;

•	the aggregate number of shares of comScore common stock issuable as part of the aggregate merger consideration shall be fixed at 982,285 shares, of which 55,448 shares shall be issued pursuant to comScore’s 2007 Equity Incentive Plan;

•	approximately $4.2 million of the cash consideration payable will be deposited into escrow pursuant to the Merger Agreement to support indemnification obligations; and

•	no shares of comScore common stock will be deposited into escrow.
The aggregate merger consideration remains subject to adjustment based on the working capital of AdXpose as of the closing of the Merger Agreement.
The foregoing description of the material amendments to the Original Agreement included in the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.
The Merger Agreement contains customary representations and warranties made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Merger Agreement. Accordingly, investors and comScore stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in comScore’s public disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise.

Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 11, 2011, comScore completed the acquisition of AdXpose pursuant to the Merger Agreement. The acquisition was completed by merging AdXpose with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of comScore (the “Merger”) under the name “CS AdXpose, LLC”.
The aggregate merger consideration paid was $4.3 million in cash, 926,837 shares of the Company’s common stock, and an additional 55,448 shares of the Company’s common stock issued pursuant to comScore’s 2007 Equity Incentive Plan.
Approximately $4.2 million was withheld in escrow from the cash component of the aggregate merger consideration otherwise distributable to the AdXpose stockholders to secure the indemnification obligations of AdXpose’s stockholders under the Merger Agreement as well as any future amounts payable by the stockholders of AdXpose due to post-closing merger consideration adjustments. Any escrowed amount not paid or payable to comScore will be released as follows: fifty percent (50%) on August 11, 2012, provided there are no indemnification claims by comScore by such time; and any remaining amount on August 11, 2013, subject in each case to the terms of the escrow.
The description of the Merger Agreement included in Item 1.01 is incorporated herein by reference. The terms of the merger are more fully described in the Merger Agreement filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference in its entirety.
Item 3.02. Unregistered Sales of Equity Securities
The disclosure required by this item is included in Item 2.01 and is incorporated herein by reference. The aggregate 982,285 shares of the Company’s common stock issued as merger consideration were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act because the issuances did not involve a public offering.

Item 9.01 Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
The financial statements required to be filed pursuant to Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information.
The pro forma financial information required to be filed pursuant to Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description

2.1
Amended and Restated Agreement and Plan of Merger by and among comScore, Inc., CS Ad Solutions, LLC, AdXpose, Inc., Draper Associates, L.P., Draper Fisher Jurvetson Fund IX, L.P., Draper Fisher Jurvetson Partners IX, LLC and Draper Fisher Jurvetson Fund IX, L.P., as Stockholder Representative dated August 11, 2011*

*	The registrant has omitted certain immaterial schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included with such agreement. The registrant shall supplementally furnish a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.
By:	/s/ Christiana L. Lin
Christiana L. Lin
General Counsel and Chief Privacy Officer

Date: August 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1
Amended and Restated Agreement and Plan of Merger by and among comScore, Inc., CS Ad Solutions, LLC, AdXpose, Inc., Draper Associates, L.P., Draper Fisher Jurvetson Fund IX, L.P., Draper Fisher Jurvetson Partners IX, LLC and Draper Fisher Jurvetson Fund IX, L.P., as Stockholder Representative dated August 11, 2011

*	The registrant has omitted certain immaterial schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included with such agreement. The registrant shall supplementally furnish a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.